                                                                     EXHIBIT 2.2

                                  AGREEMENT RE
                          FINAL CLOSING DATE PRO FORMA
                    ASSET VALUE LIST AND RELATED TOTAL VALUE


         Telect, Inc., Thomas & Betts Corporation and Thomas & Betts International, Inc., hereby agree that in accordance with Section 2(f) of the Asset Purchase Agreement dated March 6, 2000, Exhibit A hereto represents the final determination of the Closing Date Pro Forma Asset Value List and related Total Value.

DATED:  August _____, 2000.

TELECT, INC.                           THOMAS & BETTS CORPORATION



By:_______________________________     By:_____________________________________
Name: ____________________________     Name: __________________________________
Title:____________________________     Title:__________________________________

                                       THOMAS & BETTS INTERNATIONAL, INC.



                                       By:_____________________________________
                                       Name: __________________________________
                                       Title:__________________________________

                                    EXHIBIT A

                          FINAL CLOSING DATE PRO FORMA
                    ASSET VALUE LIST AND RELATED TOTAL VALUE


      ----------------------------------------------------------------------
                         DESCRIPTION                           AMOUNT
      ----------------------------------------------------------------------
      Attleboro                                                 $ 2,463,985
      Firestation/Monterrey                                       2,645,083
      Sparks                                                        223,460
      Bromont/Canada                                                 64,809
      After-discovered Inventory                                    372,237
                                                                -----------
               Total Inventory                                    5,769,574
               Fixed Assets                                         266,480
               Intellectual Property                              4,011,000
                                                                -----------

      Total Final Purchase Price (Total Value)                   10,047,054
      Total Original Purchase Price                              10,941,480
                                                                -----------

      Amount Due Telect                                         $   894,426
                                                                ===========


*There are four (4) Steinwall molds currently being shared by Telect and T&B. As of September 15, 2000, the molds will be Telect's sole and separate property. T&B will advise Steinwall of the change in ownership.